EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Catharine Sheehan

Vice President, Corporate Communications

(617) 912-3767

Erica Smith

Director,	Investor Relations

(617) 912-3766

BOSTON PRIVATE CLOSES ACQUISITION OF

GIBRALTAR FINANCIAL CORPORATION

BOSTON, October 3, 2005 — Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) a wealth management firm today announced the successful completion of its acquisition of Gibraltar Financial Corporation (“Gibraltar”), the parent company of Gibraltar Bank, FSB (“Gibraltar Bank”). This transaction marks Boston Private’s entry into the Southeastern market, one of the fastest growing regions of the United States.

Offering a breadth of private banking and wealth management solutions, Gibraltar Bank has established a major presence in Southern Florida with five locations and more than $1 billion in total assets. “This was an extraordinary opportunity to partner with one of the most attractive wealth management players in the region,” said Timothy L. Vaill, Boston Private’s Chairman and Chief Executive Officer. “Additionally, Gibraltar’s proven record to grow profitably ensures that this transaction is financially and strategically compelling.” The transaction is expected to be accretive on a GAAP basis within 12-18 months.

Gibraltar becomes the twelfth member of the Boston Private Wealth Management Group, joining similar platforms in New England, California, the Pacific Northwest and New York. These platforms bring a full range of wealth management services to successful people, their families, and their businesses. Boston Private’s business model is to make capital resources available to its affiliate partners and work with them on growth strategies, marketing, leadership development, compliance and technology.

“This merger will allow our passionate, talented and dedicated team to take our company to the next level for the benefit of our clients, colleagues and our new affiliate partners,” said Steven D. Hayworth, Gibraltar’s Founder, President, and Chief Executive Officer. “The market and client synergy potential with the other Boston Private affiliate partners is extraordinary. In fact we are already recognizing the value as we jointly held a very successful client appreciation event last week with Boston Private Bank & Trust Company,” he added.

Mr. Hayworth will continue as President and Chief Executive of Gibraltar Bank, and is the Chairman of Gibraltar Bank’s Board. Mr. Hayworth also entered into an employment agreement with Boston Private, effective immediately. Boston Private expects Gibraltar Bank, led by Mr. Hayworth and his management team to be the centerpiece of its wealth management strategy in the Southeastern United States. Gibraltar Bank will remain independently managed and run under the Gibraltar Bank brand, utilizing Gibraltar Bank’s federal charter.

Under the terms of the merger agreement, Gibraltar common shareholders will receive an aggregate of $112.2 million in cash and an aggregate of 4.3 million shares of Boston Private common stock. The aggregate value of the transaction which is being recorded on Boston Private’s books in accordance with generally accepted accounting principles (GAAP) is estimated to be $255 million. The transaction closed on October 1, 2005.

Since its inception in 1994, Gibraltar has experienced strong and continuous growth. Over the last five years, Gibraltar has achieved compounded annual growth rates of 26% for total assets, 29% for total deposits, and 54% for net income. Gibraltar has also achieved strong profitability during this growth phase with a return on average equity (before tax) of 30.0% and return on average assets (before tax) of 1.72% for the full year 2004.

Florida is the third fastest growing state in terms of population both on a percentage and aggregate basis, in particular, Miami-Dade and Broward Counties, in which Gibraltar currently has operations, are Florida’s most populous counties. An attractive business climate has led to robust economic development over the past decade creating significant new wealth in the region. In Coral Gables, Florida, where Gibraltar maintains its headquarters, median household income is 84% higher than the national median. The Bank’s growth in demand for private banking and investment management services has kept pace with this affluent demographic expansion.

In summary, Mr. Vaill said, “I am pleased to welcome Steve Hayworth and his extraordinary team to the Boston Private family. I have known Steve for a long time, I have witnessed his talent in building a terrific franchise, and I look forward to working together with him to further Gibraltar’s success as part of our organization.”

Boston Private Wealth Management Group

Boston Private Financial Holdings is a wealth management firm that owns twelve independently-operated affiliate partners across the U.S. These partners comprise the Boston Private Wealth Management Group which provides private banking, wealth advisory and investment management services to the high net worth marketplace, selected businesses and institutions. Through strategic acquisitions in demographically attractive geographic areas, the Company forms wealth management “clusters” that together deliver lifetime financial solutions on a local basis. The Company makes capital resources available to its affiliate partners and works with them on growth strategies, marketing, leadership development, compliance and technology.

Gibraltar Financial Corporation

Established in 1994, Gibraltar Bank is a South Florida-based financial institution offering full private banking services, wealth management solutions, and a broad range of commercial and residential credit options to achievement-oriented clients such as professionals, corporate executives, entrepreneurs, professional athletes and entertainers, as well as other high net-worth individuals and their families. Gibraltar Bank has five offices with its headquarters located in Coral Gables at 220 Alhambra Circle. For further information about Gibraltar Bank, visit the company’s website at http://www.gibraltarbank.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements about the benefits of the transaction to Gibraltar, Gibraltar Bank or Boston Private, including future financial and operating results, enhanced revenues that may be realized from the transaction, the accretive effect of the transaction on Boston Private’s financial results, and Boston Private’s performance goals for Gibraltar Bank; (ii) statements with respect to Boston Private’s strategy, initiatives, plans, objectives, expectations, and intentions; (iii) statements regarding future operations, market position or prospects of either Boston Private or Gibraltar; (iv) statements regarding potential product development; and (v) other statements identified by words such as “will,” “continues,” “increases,” “expand,” “grow,” “opportunity,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “target,” and similar expressions. These statements are based upon the current beliefs and expectations of Boston Private’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements: (1) the expected benefits to Boston Private’s wealth management initiatives may not be realized or may be realized more slowly than expected; (2) the risk that the business of Gibraltar and Gibraltar Bank will not be integrated successfully with Boston Private’s or such integration may be more difficult, time-consuming or costly than expected; (3) expected revenue and business synergies from the transaction may not be fully realized or realized within the expected time frame; (4) competitive pressures among financial services companies may increase significantly and have an effect on pricing, spending, product offerings, third-party relationships, revenues and the Boston Private’s and Gibraltar’s abilities to attract and retain clients; (5) the strength of the United States economy in general and specifically the strength of the New England, California, New York, Florida and other economies in which Boston Private and Gibraltar Bank will be operating may be different than expected resulting in, among other things, a deterioration in borrowers’ ability to service and repay loans, or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio, levels of charge-offs and non-performing loans and allowance for loan losses, and reduced demand for wealth management services; and (6) adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on the Boston Private’s and Gibraltar Bank’s asset management activities and fees from such activities. Additional factors that could cause Boston Private’s results to differ materially from those described in the forward-looking statements can be found in Boston Private’s other press releases and Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Boston Private, Gibraltar, Gibraltar Bank or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Neither Boston Private nor Gibraltar Bank undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.